Exhibit 99.1

ATC Contact: Adam Smith
Senior Vice President, Investor Relations and FP&A
Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION DECLARES QUARTERLY DISTRIBUTION

Boston, Massachusetts — September 12, 2024 — American Tower Corporation (NYSE: AMT) announced that its Board of Directors declared a quarterly cash distribution of $1.62 per share on shares of the Company’s common stock. The distribution is payable on October 25, 2024 to the stockholders of record at the close of business on October 9, 2024.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of nearly 148,000 communications sites (excludes India assets sold) and a highly interconnected footprint of U.S. data center facilities. For more information about American Tower, please visit the “Investor Relations” section of the Company’s website, www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth under the caption “Risk Factors” in Item 1A of its most recent annual report on Form 10-K, and other risks described in documents the Company subsequently files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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